Exhibit 99.1

SANCHEZ ENERGY DOUBLES PROVED RESERVES AND PRODUCTION WITH ACQUISITION OF 106,000 CONTIGUOUS NET ACRES IN THE EAGLE FORD TREND OF SOUTH TEXAS

$639 MILLION ACQUISITION WILL ADD APPROXIMATELY 60 MMBOE OF PROVED RESERVES TO THE COMPANY’S ASSET BASE; AVERAGE FIRST QUARTER 2014 PRODUCTION OF 24,000 BOE/D

Houston, Texas — (PR Newswire) — May 21, 2014 — Sanchez Energy Corporation (NYSE: SN), today announced a definitive agreement with an effective date of January 1, 2014 to purchase operated assets to be named Catarina in the Eagle Ford trend of South Texas from wholly-owned subsidiaries of Royal Dutch Shell plc for approximately $639 million in cash, subject to usual and customary closing adjustments. The assets, consisting of 60 MMBOE of proved reserves and 24,000 BOE/D of average first quarter 2014 production (60% liquids), are located on approximately 106,000 net acres in Dimmit, LaSalle, and Webb Counties, Texas. This additional acreage is expected to bring the total Company position in the Eagle Ford to approximately 226,000 acres with up to 3,000 potential drilling locations and average first quarter 2014 pro forma production of approximately 42,800 BOE/D.

TRANSACTION HIGHLIGHTS

•                  Acquisition is expected to provide multi-year inventory of 200 identified low-risk and high-rate-of-return drilling locations and up to 800 additional potential locations to be added pending planned appraisal drilling, bringing the total pro forma potential drilling locations to almost 3,000 wells for the Company

•                  200 identified drilling locations expected to generate returns in excess of 35% - 50%

•                  Expected near term production growth, post-closing, from 22 wells that are drilled to total depth and cased but not yet completed and 27 wells that have been drilled with surface casing set

•                  Production on the acquired assets during the first quarter of 2014 was comprised of 60% liquids

•                  Immediately accretive to earnings and cash flow per share

•                  Attractive acquisition value metrics of approximately $10.65 per BOE based on year-end 2013 reserves and $32,000  per BOE/D based upon estimated May 2014 production of 20,000 BOE/D

•                  Pro forma production increases by approximately 24,000 BOE/D over the Company’s 18,800 BOE/D average rate for first quarter of 2014 for a total of 42,800 BOE/D. Current estimated Catarina production rate of 20,000 BOE/D

•                  Pro forma total proved reserves increase by approximately 60 MMBOE, an increase of over 100% to year-end 2013 proved reserves of 59 MMBOE for a total of 119 MMBOE of proved reserves

o                 Proved developed reserves increase by 36 MMBOE

•                  Producing assets complemented with significant supporting production and midstream infrastructure

•                  The acquired assets are expected to generate a substantial amount of near term cash flow and fully fund their drilling and completion activities in 2015, with only a modest outspend in 2014

•                  Fully financed by $950 million committed debt financing, conditioned upon closing of the acquisition and other closing conditions, including execution and delivery of definitive documents

•                  The Company will host a conference call on May 22 to discuss the transaction using a presentation posted on its website: www.sanchezenergycorp.com

PRELIMINARY PRO FORMA 2014 AND 2015 GUIDANCE

Preliminarily pro forma production and operational guidance and capital spending plans reflecting the anticipated June 30, 2014 acquisition closing are provided in the tables below:

Preliminary Pro Forma Guidance (Assumed 6/30/14 Catarina Closing Date)

Metrics	3Q14	4Q14	2014	2015
Production Guidance (BOE/D)
Period Average	37,000 - 41,000	45,000 - 49,000	29,000 - 31,000	53,000 - 58,000
Year-End Exit Rate			45,000 - 49,000	55,000 - 60,000

Operating Cost & Expense Guidance ($/BOE)
Oil & Natural Gas Production Expenses	$10.50 - $12.50	$10.00 - $12.00	$9.50 - $11.50	$10.00 - $12.00
Production & Ad Valorem Taxes (% of Revenue)	7.0% - 8.0%	7.0% - 8.0%	7.0% - 8.0%	7.0% - 8.0%
Cash G&A	$3.00 - $4.00	$3.00 - $4.00	$3.50 - $4.50	$3.00 - $4.00

Preliminary Pro Forma Capital Expenditure Guidance ($MM)

	2014	2015
SN Standalone	$565 - $615	$700 - $750
Catarina	205 - 215	330 - 370
Total Pro Forma D&C Capital Plan	$770 - $830	$1,030 - $1,120
SN Standalone Facilities, Leasing, and G&G	55	50 - 55
Catarina Facilities, Leasing, and G&G	15	20 - 25
Total Pro Forma Capital Plan	$840 - $900	$1,100 - $1,200

MANAGEMENT COMMENTS

Tony Sanchez, III, President and Chief Executive Officer said, “This transaction is a catalyst in our strategy to grow through both the drill bit and prudent asset acquisitions. As important, this transaction plays to our demonstrated strengths and track record of making opportunistic acquisitions and using our proven focus and technical capabilities to improve operating results. The addition of this asset includes at least 200 identified drilling locations and up to 800 additional potential locations that can be added through our planned appraisal work on the rest of the asset and will take us to a total of almost 3,000 potential drilling locations. The estimated 200 de-risked ready-to-drill locations will provide at least four years of drilling inventory at a 50-well-per-year pace. We expect that this drilling activity will generate well-level rates of return in excess of 35% - 50%. The acquisition will also increase our total proved reserves by 60 MMBOE and proved developed reserves by 36 MMBOE, the value of which offsets a substantial portion of the purchase price. Our initial internal estimates puts the resource potential of the acquisition at up to 500 MMBOE. The addition of this acreage will immediately enhance both our asset base and our financial strength.”

“We believe that these Eagle Ford assets will be accretive on a variety of metrics, including cash flow and earnings per share. Based on our preliminary unaudited estimates, revenues less direct operating expenses from the acquired properties were approximately $270 million in 2013 and approximately $289 million for the twelve months ended March 31, 2014. Pro forma for the acquisition, our total producing wells and low risk development drilling locations will each increase substantially, enhancing our near term growth opportunities, free cash flow, and access to capital markets. We are increasing our 2014 capital plan to a range of $840 - $900 million which includes 6 months of the acquired assets, additional leasing around our core Eagle Ford and TMS properties, and modest facilities increases.”

Sanchez continued, “The timing and location of the transaction are optimal given that our operations in the neighboring Eagle Ford areas just a few miles to the east are where we have developed increased technical expertise, cost savings, and production gains on a scale that puts our oil and gas manufacturing operations at the leading edge of our industry. With the addition of this acreage, we have substantially increased our drilling inventory — positioning Sanchez Energy to be a leading low-cost producer in the Eagle Ford for years to come.”

TRANSACTION DETAILS AND FINANCIAL CONSIDERATIONS

The acquisition announced today consists of 106,000 contiguous net acres in the Eagle Ford Shale in Dimmit, LaSalle, and Webb Counties, Texas with Sanchez Energy acquiring a 100% working interest and 75% net revenue interest. The assets include estimated proved reserves of 60 MMBOE (57% liquids, 43% natural gas) with estimated proved developed reserves of 36 MMBOE, or 60% of the total proved. The proved reserves were estimated by the Company’s third-party independent engineering firm, Ryder Scott Company, L.P., as of the effective date. The subject properties currently have 176 operated producing wells and produced an estimated 24,000 BOE/D during the first quarter of this year. Current Catarina production is estimated to be approximately 20,000 BOE/D. The seller has not added any new wells to production in 2014 and does not plan on any additional completions. As a result, production will be on a natural decline until mid to late third quarter when the Company’s operations will begin to have a positive impact.

There are 22 wells which have been drilled to total depth and cased but not yet completed and 27 wells which will have been drilled with surface casing only at the expected closing date of the transaction. The asset comes with extensive midstream and gathering infrastructure in place including four regional processing facilities for separation and stabilization, a field gathering system for all produced fluids that contains over 180 miles of pipeline, and a water disposal well. No wells have been completed since late in the fourth quarter of 2013. Sanchez Energy’s first operational priority will be to commence completion operations on the 22 drilled and cased but not yet completed wells, in conjunction with the commencement of our operated drilling program. The acquisition is expected to close in the second quarter of 2014, with an effective date of January 1, 2014 and is subject to regulatory filings and other customary closing conditions. Jefferies LLC acted as financial advisor and Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to the Company.

In connection with the acquisition, the Company has secured an increase in its debt commitments from its banks to $950 million.  Closing of the acquisition and availability of the debt financing are expected to occur concurrently at the end of the second quarter of this year and will be subject to the satisfaction of various customary closing conditions, including execution and delivery of definitive documents. Key asset metrics of the target properties and their pro forma  combination are shown in the table below:

			Pro Forma
	SN	Catarina	SN
Proved Reserves as of 12/31/13 (MMBoe)	59	60	119
PV-10 (1)	$1,465	$475	$1,940
% Liquids	88%	57%	73%
% Proved Developed	42%	60%	51%
1Q14 Daily Production (Boe/d)	18,784	24,000	42,784

(1) See reconciliation of PV-10 to standardized measure below

TRANSACTION CONFERENCE CALL

Further information regarding the acquisition will be discussed during a conference call on Thursday, May 22, 2014 at 9:00 a.m. Central Time, with an accompanying presentation on the Company’s website: www.sanchezenergycorp.com

What:	Sanchez Energy Corporation’s Catarina Acquisition Conference Call

When:	Thursday, May 22, 2014 at 9:00 a.m. Central, 10:00 a.m. Eastern

Dial:	1-877-300-8521 (U.S.)
1-412-317-6026 (International)

Webcast:	Live and rebroadcast over the internet at
http://www.media-server.com/m/p/woopzkqc

RECONCILIATION OF PV-10 TO STANDARDIZED MEASURE

The following table provides a reconciliation of PV-10 to the Standardized Measure at December 31, 2013 for Sanchez Energy’s and Catarina’s proved reserves (in millions):

	SN Standalone	Catarina	Pro Forma SN
	As of	As of	As of
	12/31/13	12/31/13	12/31/13
PV-10	$1,465	$475	$1,940
Present Value Of Future Income Taxes Discounted at 10%	(255)	(30)	(285)
Standardized Measure	$1,210	$445	$1,655

The summary pro forma information with respect to the Company’s and the Catarina acquisition’s pro form combined estimated PV-10 and standardized measure of oil, natural gas liquids, and natural gas reserves gives effect to the Catarina acquisition as if it occurred on December 31, 2013. Future exploration, exploitation, and development expenditures, as well as future commodity prices and services costs, will affect the reserve volumes attributable to the acquired properties and the standardized measure of discounted future net cash flows.

ABOUT SANCHEZ ENERGY CORPORATION

Sanchez Energy Corporation is an independent exploration and production company focused on the acquisition and development of unconventional resources in the onshore U.S. Gulf Coast, with a current focus on the Eagle Ford Shale where we have assembled approximately 120,000 net acres. The Company also has approximately 40,000 net acres targeting the Tuscaloosa Marine Shale. For more information about Sanchez Energy Corporation, please visit our website: www.sanchezenergycorp.com

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Sanchez Energy expects, believes or anticipates will or may occur in the future are forward-looking statements, including statements relating to further expansions in its borrowing base and the availability of the bridge facility, the consummation of the acquisition, the anticipated benefits of the acquisition if it is consummated, expected timing of the completion of the acquisition, successfully obtaining the financing for the proposed acquisition and other aspects of the proposed acquisition. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Sanchez Energy, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including but not limited to, the ability to satisfy all conditions precedent under the relevant acquisition or loan documents and to successfully consummate the transactions contemplated by these documents, assumption of unknown liabilities in the acquisition, failure of the acquired assets to produce as anticipated, failure to successfully integrate the acquired assets, loss of our deposit under the acquisition agreement, continued production of oil and gas at historical rates, costs of operations, delays, and any other difficulties related to producing oil or gas, the price of oil or gas, marketing and sales of produced oil and gas, estimates made in evaluating reserves, competition, general economic conditions and the ability to manage and continue growth and other factors described in Sanchez Energy’s Annual Report for the fiscal year ended December 31, 2013 and any updates to those risk factors set forth in Sanchez Energy’s Quarterly Reports on Form 10-Q.  Further information on such assumptions, risks and uncertainties is available in Sanchez Energy’s filings with the Securities and Exchange Commission (“SEC”). Sanchez Energy’s filings with the SEC are available on its website at www.sanchezenergycorp.com and on the SEC’s website at www.sec.gov.  Any forward-looking statement speaks only as of the date on which such statement is made and Sanchez Energy undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

CAUTIONARY NOTE TO U.S. INVESTORS

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves.  We may use certain terms in our press releases, such as net resource potential and other variations of the foregoing terms that the SEC’s guidelines strictly prohibit us from including in filings with the SEC.  U.S. Investors are urged to consider closely the reserves disclosures in our filings with the SEC available on our website at www.sanchezenergycorp.com and the SEC’s website at www.sec.gov.  You can also obtain this information from the SEC by calling its general information line at 1-800-SEC-0330.

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Company contact:
Michael G. Long
Executive Vice President and Chief Financial Officer
Sanchez Energy Corporation
(713) 783-8000

Gleeson Van Riet
SVP, Capital Markets & IR
Sanchez Energy Corporation
(713) 783-8000